EXHIBIT 10.6

SHAREHOLDERS AGREEMENT

by and between

HEIDELBERGCEMENT AG

and

HANSON BUILDING PRODUCTS LIMITED

Dated as of [•], 201[•]

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of [•], 201[•], is by and between HeidelbergCement AG, a German Aktiengesellschaft (the “Initial Shareholder”), and Hanson Building Products Limited, a Jersey public company limited by shares (the “Company”).

R E C I T A L S

WHEREAS, the Company and the Initial Shareholder have entered into a Separation Agreement providing for the separation of the Initial Shareholder’s building products business in the United States, Eastern Canada and the United Kingdom from the other businesses conducted by Initial Shareholder, the transfer of such building products business to the Company and an initial public offering of the Company’s ordinary shares;

WHEREAS, following the completion of the initial public offering, the Initial Shareholder will be a significant shareholder, including through its indirect subsidiary HeidelbergCement BP Limited, of the Company’s ordinary shares; and

WHEREAS, the Company has agreed to provide the registration rights and other rights, including with respect to the nomination of directors, set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                                   Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a)                                 “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(b)                                 “Agreement” shall have the meaning assigned to it in the preamble.

(c)                                  “Articles of Association” shall mean the articles of association of the Company, as may be amended and/or restated from time to time.

(d)                                 A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.

(e)                                  “Board” shall mean the board of directors of the Company.

(f)                                   “Commission” shall mean the U. S. Securities and Exchange Commission or any successor agency.

(g)                                  “Company” shall have the meaning assigned to it in the preamble.

(h)                                 “Company Securities” shall mean (i) any Ordinary Shares and (ii) any other securities of the Company entitled to vote generally in the election of directors of the Company.

(i)                                     “Demand” shall have the meaning assigned to it in Section 4.1(a).

(j)                                    “Demand Registration” shall have the meaning assigned to it in Section 4.1(a).

(k)                                 “Disadvantageous Condition” shall have the meaning assigned to it in Section 4.1(e).

(l)                                     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)                             “FINRA” shall mean the Financial Industry Regulatory Authority.

(n)                                 “Form S-3” shall have the meaning assigned to it in Section 4.3(a).

(o)                                 “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

(p)                                 “Holders” shall mean the Initial Shareholder together with any of its Affiliates (including HeidelbergCement BP Limited, but excluding the Company or any of its subsidiaries) holding Ordinary Shares.

(q)                                 “Identified Director” shall have the meaning assigned to it in Section 3.1(e)(i).

(r)                                    “Independent Director” means each director is who is determined by the Board to be an independent director under the independence tests set forth in the corporate governance standards of the NYSE.

(s)                                   “Initial Public Offering” shall mean the initial public offering of Ordinary Shares pursuant to an effective registration statement under the Securities Act.

(t)                                    “Initial Shareholder” shall have the meaning assigned to it in the preamble.

(u)                                 “Inspectors” shall have the meaning assigned to it in Section 4.5(a)(viii).

(v)                                 “IPO Underwriting Agreement” shall mean the underwriting agreement by and among the Company, HeidelbergCement BP Limited, the Initial Shareholder and the underwriters named therein with respect to the Initial Public Offering.

(w)                               “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

(x)                                 “Losses” shall have the meaning assigned to it in Section 4.7(a).

(y)                                 “Minimum Registration Amount” means not less than the number of shares of Registrable Securities that represent 10% of the Ordinary Shares outstanding on the date thereof.

(z)                                  “Notice” shall have the meaning assigned to it in Section 3.1(e)(i).

(aa)                          “Notification Event” shall have the meaning assigned to it in Section 3.1(e).

(bb)                          “NYSE” shall mean the New York Stock Exchange or any successor exchange thereto.

(cc)                            “Offering Expenses” shall have the meaning assigned to it in Section 4.6(a).

(dd)                          “Ordinary Shares” shall mean the Company’s ordinary shares, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of Ordinary Shares pursuant to a merger, consolidation, share split, share dividend, recapitalization of the Company or otherwise.

(ee)                            “Other Demanding Sellers” shall have the meaning assigned to it in Section 4.2(b).

(ff)                              “Other Proposed Sellers” shall have the meaning assigned to it in Section 4.2(b).

(gg)                            “Permitted Transferee” shall have the meaning assigned to it in Section 5.7.

(hh)                          “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(ii)                                  “Piggyback Seller” shall have the meaning assigned to it in Section 4.2(a).

(jj)                                “Piggyback Notice” shall have the meaning assigned to it in Section 4.2(a).

(kk)                          “Piggyback Registration” shall have the meaning assigned to it in Section 4.2(a).

(ll)                                  “Public Offering” shall mean an offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including an offering in which the Holders are entitled to sell Ordinary Shares pursuant to the terms of this Agreement.

(mm)                  “Records” shall have the meaning assigned to it in Section 4.5(a)(viii).

(nn)                          “Registrable Securities” shall mean any Ordinary Shares currently owned or hereafter acquired by any Holder; provided that such Ordinary Shares shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement, (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act, (iii) such securities are otherwise transferred, if a new certificate or other evidence of ownership for such security not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer is delivered by the Company and subsequent disposition of such security does not require registration or qualification of such security under the Securities Act, and the Company’s outside counsel provides the Holder with an unqualified opinion to such effect or (iv) such securities cease to be outstanding.

(oo)                          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(pp)                          “Selling Holders” shall have the meaning assigned to it in Section 4.5(a)(i).

(qq)                          “Shelf Notice” shall have the meaning assigned to it in Section 4.3(a).

(rr)                                “Shelf Registration Effectiveness Period” shall have the meaning assigned to it in Section 4.3(d).

(ss)                              “Shelf Registration Statement” shall have the meaning assigned to it in Section 4.3(a).

(tt)                                “Shelf Underwritten Offering” shall have the meaning assigned to it in Section 4.3(f).

(uu)                          “Suspension Period” shall have the meaning assigned to it in Section 4.3(e).

(vv)                          “Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

(ww)                      Voting Power of the Company” shall mean the total number of votes that may be cast in the election of directors of the Company if all issued and outstanding Company Securities entitled to vote for the election of directors were present and voted at a meeting held for such purpose.

SECTION 1.2                                   Construction. For the purposes of this Agreement (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) Article and Section references are to Articles and Sections of this Agreement, unless otherwise specified, (iv) the word “including” and words of similar import, when used in this Agreement, shall mean “including, without limitation”, (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified and (vi) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified.

ARTICLE II

TRANSFER

SECTION 2.1                                   Covered Securities. Any Company Securities owned by a Holder on or after the date of this Agreement shall have the benefit of and be subject to the terms and conditions of this Agreement.

SECTION 2.2                                   Charter Provisions. The Company will not take any action within its control and will use its reasonable best efforts to prevent any other action that would cause an amendment to be made to the Articles of Association as in effect as of the date of this Agreement in a manner that would (a) add restrictions to the transferability of the Company Securities by a Holder at the time of such an amendment, which restrictions are beyond those then provided for in the Articles of Association, this Agreement or applicable securities laws or (b) nullify any of the rights of a Holder at the time of such amendment, including rights that are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by such Holder.

SECTION 2.3                                   Legend. Any certificate representing Company Securities issued to any Holder shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares represented by this certificate are subject to the provisions contained in the Shareholders Agreement, dated as of           , 201     , by and between HeidelbergCement AG and Hanson Building Products Limited.”

The Company shall make customary arrangements to cause any Company Securities issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.

SECTION 2.4                                   Share Certificates. Upon request by a Holder, the Company shall take all necessary actions to promptly issue or reissue, as the case may be, Company Securities in certificated or uncertificated form.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1                                   Board.

(a)                                 For so long as this Agreement is in effect, (i) the Company and each Holder shall take all reasonable actions within their respective control (including voting or causing to be voted all of the Company Securities held of record by such Holder or Beneficially Owned by such Holder by virtue of having voting power over such Company Securities, and, with respect to the Company, as provided in Section 3.1(c) and Section 3.1(d)) so as to cause to be elected to the Board, and to cause to continue in office, directors such that the composition of the Board will comply with (A) the rules of the NYSE applicable to listed companies and (B) the terms of this Agreement and (ii) the Company shall take all reasonable actions within its control (including as provided in Section 3.1(c) and Section 3.1(d)) so as to cause the Board to consist of not more than nine directors (or such other number of directors as the Initial Shareholder may agree to in writing) at any given time.

(b)                                 For so long as the Holders, together, have Beneficial Ownership of:

(i)                                     at least 50% of the Voting Power of the Company, the Initial Shareholder shall have the right to designate a number of directors equal to a majority of the Board;

(ii)                                  at least 20% but less than 50% of the Voting Power of the Company, the Initial Shareholder shall have the right to designate two directors; provided that if the Board consists of more than nine directors, then the Initial Shareholder shall have the right to designate a number of directors (rounded up to the nearest whole number) that would be required to maintain the proportion of Board representation that the Initial Shareholder would have under this clause if the Board consisted of nine directors; and

(iii)                               at least 10% but less than 20% of the Voting Power of the Company, the Initial Shareholder shall have the right to designate at least one director; provided that if the Board consists of more than nine directors, then the Initial Shareholder shall have the right to designate a number of directors (rounded up to the nearest whole number) that would be required to maintain the proportion of Board representation that the Initial Shareholder would have under this clause if the Board consisted of nine directors.

(c)                                  The Company agrees to include in the slate of nominees recommended by the Board those persons designated by the Initial Shareholder in accordance with Section 3.1(b) and to use its reasonable best efforts to cause the election of each such designee to the Board, including nominating such designees to be elected as directors, in each case subject to applicable law.

(d)                                 In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by the Initial Shareholder in accordance with Section 3.1(b) or the size of the Board is increased, the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of the Initial Shareholder.

(e)                                  In the event that at any time the number of directors entitled to be designated by the Initial Shareholder pursuant to Section 3.1(b) decreases (a “Notification Event”), the Initial Shareholder and the Company will take the following steps:

(i)                                     the Initial Shareholder will notify (the “Notice”) the Company which directors previously designated by the Initial Shareholder to serve as directors will be de-designated by the Initial Shareholder (each such director, an “Identified Director”). The Initial Shareholder will provide such notification to the Company either orally or in writing by the date that is forty-five days prior to the date on which the Company is required to file its next annual proxy statement with the Commission (or, if the Company is not required to file a proxy statement at such time by virtue of being a “foreign private issuer,” the date on which the Company would be required to file a proxy statement if it were not a foreign private issuer) or in the event of the occurrence of a change in Beneficial Ownership which results in Holders being entitled to designate fewer directors than are currently on the board promptly after the occurrence of such change. For the avoidance of doubt, the Initial Shareholder has the sole right to (a) determine which designated directors will be Identified Directors and (b) select any of its designated directors to be Identified Directors.

(ii)                                  Within thirty days of the Company’s receipt of the Notice, the nominating committee of the Company may elect to require the Initial Shareholder to take reasonable actions to cause each Identified Director to resign from the Board at the next annual meeting of shareholders such that the number of directors designated by the Initial Shareholder after such resignations equals the number of directors the Initial Shareholder would have been entitled to designate pursuant to Section 3.1(b) as of the date of the applicable Notification Event. Any vacancies created by such resignation may remain vacant until the next annual meeting of shareholders or filled by a majority vote of the Board.

(iii)                               If the nominating committee does not make the election described in clause (ii) above, then (a) the Initial Shareholder will not be required to cause such Identified Director to resign from the Board at or prior to the end of such Identified Director’s term and (b) such Identified Director shall no longer be considered a designee of the Initial Shareholder as of the thirty-first day of the Company’s receipt of the Notice.

SECTION 3.2                                   Committees. For so long as this Agreement is in effect, the Company shall take all reasonable actions within its control at any given time so as to cause to be appointed to any committee of the Board a number of directors designated by the Initial Shareholder that is up to the number of directors that is proportionate (rounding up to the next whole director) to the representation that the Initial Shareholder is entitled to elect to the Board under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules of the Commission and the NYSE or by any other applicable stock exchange; provided that:

(i)                                     (a) the Audit Committee of the Board shall be composed entirely of directors who qualify as “independent” under the rules of the NYSE and as “independent” under the audit committee independence rules promulgated under the Exchange Act, (b) all members of the Audit Committee of the Board shall be “financially literate” under the NYSE audit committee standards and (c) at least one member of the Audit Committee of the Board shall be an “audit committee financial expert” under the audit committee rules promulgated under the Exchange Act;

(ii)                                  the Compensation Committee of the Board shall have at least two members who qualify as (a) “independent” under the rules of the NYSE and as “independent” under the compensation committee rules promulgated under the Exchange Act, (b) “outside directors” under rules adopted under Section 162(m) of the Internal Revenue Code and (c) “non-employee directors” under rules promulgated under Section 16 of the Exchange Act and the Compensation Committee of the Board shall have a subcommittee comprised solely of directors who satisfy (a), (b) and (c) above; and

(iii)                               the Nominating and Corporate Governance Committee of the Board shall have at least two members who qualify as “independent” under the rules of the NYSE.

It is understood by the parties hereto that the Initial Shareholder shall not be required to have its directors represented on any committee and any failure to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period.

ARTICLE IV

REGISTRATION RIGHTS

SECTION 4.1                                   Demand Registration.

(a)                                 At any time after the date that is 180 days after the date hereof (or such earlier date (i) as would permit the Company to cause any filings required hereunder to be filed on the 180th day after the date hereof or (ii) as is permitted by waiver by the underwriters of the lock-up provisions in the IPO Underwriting Agreement), any Holder or Holders shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of a number of Registrable Securities that in the aggregate equals or is greater than the Minimum Registration Amount (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration under the Securities Act of:

(i)                                     the Registrable Securities that the Company has been so requested to register by the Holder or Holders for disposition in accordance with the intended method of disposition stated in such Demand, which may be an Underwritten Offering; and

(ii)                                  all other Ordinary Shares that the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1, but subject to Section 4.1(f).

(b)                                 A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Holder (or Holders).

(c)                                  Each Holder shall be entitled to an unlimited number of Demand Registrations until such time as the Holders, together, Beneficially Own less than the Minimum Registration Amount.

(d)                                 Demand Registrations shall be on such registration form of the Commission for which the Company is eligible as shall be selected by the requesting Holder whose shares represent a majority of the Registrable Securities that the Company has been requested to register, including, to the extent permissible, an automatically effective registration statement or an existing effective registration statement filed by the Company with the Commission, and shall be reasonably acceptable to the Company.

(e)                                  The Company shall not be obligated to effect any Demand Registration (A) within three months of a “firm commitment” Underwritten Offering in which all of the Holders were given the opportunity to exercise “piggyback” rights pursuant to Section 4.2 (subject to Section 4.1(f) and provided that at least 50% of the number of Registrable Securities requested by such Holders to be included in such Demand Registration were included) or (B) within three months of any other Underwritten Offering pursuant to Section 4.1(a) and Section 4.3(f). In addition, the Company shall be entitled to postpone (upon written notice to all Holders) for a reasonable period of time not to exceed 45 days in succession the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice, or for more than 90 days in the aggregate, in any twelve-month period) if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of (i) material, non-public information that the Company has a bona fide business purpose for preserving as confidential, (ii) a significant business opportunity (including a potential acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, share exchange, tender offer or other similar transaction) available to the Company which the Board reasonably determines to be significantly disadvantageous for the Company to disclose or (iii) any other event or condition of similar significance to the Company that the Board reasonably determines to be significantly disadvantageous for the Company to disclose and which the Company is not otherwise required to disclose at such time (each of the conditions in (i), (ii) and (iii), a “Disadvantageous Condition”), and the Company shall furnish to the Initial Shareholder a notice stating that the Company is deferring such registration pursuant to this Section 4.1(e) and an approximation of the anticipated duration of the delay. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration due to a Disadvantageous Condition, the Holder(s) shall have the right to withdraw such Demand in accordance with Section 4.4.

(f)                                   The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the Holders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized investment bank engaged in connection with such Demand Registration) advises the Company, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Holders, which, in the opinion of the underwriter, can be sold without adversely affecting the marketability of the offering pro rata among such Holders requesting such Demand Registration on the basis of the number of such securities held by such Holders; and (ii) second, securities the Company proposes to sell.

(g)                                  Any investment bank(s) that will serve as an underwriter with respect to such Demand Registration or, if such Demand Registration is not an Underwritten Offering, any investment bank engaged in connection therewith, shall be selected by Holders holding a plurality of all Registrable Securities included in such Demand.

SECTION 4.2                                   Piggyback Registrations.

(a)                                 Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration by the Company (x) on a registration statement on Form S-4, (y) on a registration statement on Form S-8 or (z) otherwise solely pursuant to any employee benefit plan arrangement (or, in any of the cases of (x) or (y), on any successor forms thereto)) (each, a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give the Holders prompt written notice thereof (but not less than ten days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter or underwriters (if any and if known). Upon the written request of any Holder given within ten days after such Piggyback Notice is received by such Person (any such Person, a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller), the Company, subject to the terms and conditions of this Agreement, shall use its commercially reasonable efforts to cause all such Registrable Securities equal to or greater than the Minimum Registration Amount held by the Piggyback Sellers with respect to which the Company has received such written request for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s equity securities being sold in such Piggyback Registration.

(b)                                 If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized investment bank engaged in connection with such Piggyback Registration) advises the Company that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of equity securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter or investment bank can be sold without such an effect, as follows and in the following order of priority:

(i)                                     if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, any Registrable Securities of the Piggyback Sellers, (C) third, such number of equity securities sought to be registered by any Other Demanding Sellers and (D) fourth, other equity securities held by any Other Proposed Sellers; or

(ii)                                  if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, any Registrable Securities of the Piggyback Sellers, (B) second, such number of equity securities sought to be registered by any Other Demanding Seller and (C) third, other equity securities held by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.

(c)                                  In connection with any Underwritten Offering under this Section 4.2 for the Company’s account, the Company shall not be required to include a Holder’s Registrable Securities in the Underwritten Offering unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company.

(d)                                 If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 4.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Offering Expenses in connection therewith as provided herein); provided that the Holder may continue the registration as a Demand Registration pursuant to the terms of Section 4.1.

SECTION 4.3                                   Shelf Registration.

(a)                                 Subject to Section 4.3(e), and further subject to the availability to the Company of a Registration Statement on Form S-3 or a successor form, which may be an automatically effective registration statement at any time the Company is eligible (“Form S-3”), any Holder may by written notice delivered (which notice can be delivered at any time after the 11 month anniversary of the date hereof) to the Company (the “Shelf Notice”) require the Company to (i) file as promptly as practicable (but no later than 30 days after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the Commission at the earliest possible date permitted under the rules and regulations of the Commission (but no later than 60 days after such filing date), a Form S-3, or (ii) use an existing Form S-3 filed with the Commission, in each case providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by the Holders (a “Shelf Registration Statement”).

(b)                                 The Holders shall be entitled to require the Company to file an unlimited number of Shelf Registration Statements until such time as the Holders, together, Beneficially Own less than a Minimum Registration Amount.

(c)                                  Within five business days after receipt of a Shelf Notice pursuant to Section 4.3(a), the Company will deliver written notice thereof to each Holder. Each Holder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate.

(d)                                 Subject to Section 4.3(e), the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise (the “Shelf Registration Effectiveness Period”).

(e)                                  Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing notice to the Holders who elected to participate in the Shelf Registration Statement, to require such Holders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 45 days in succession or 90 days in the aggregate in any twelve-month period (a “Suspension Period”) if the Board determines in good faith and in its reasonable judgment that it is required to disclose in the Shelf Registration a Disadvantageous Condition. Immediately upon receipt of such notice, the Holders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Holder, the Company shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   At any time, and from time-to-time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), any Holder may notify the Company of its intent to sell Registrable Securities covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”); provided that the Company shall not be obligated to participate in more than four underwritten offerings pursuant to this Section 4.3(f) and Section 4.1(a) during any 12-month period. Such notice shall specify the aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering and the identity of the Holder(s) requesting such Shelf Underwritten Offering. Upon receipt by the Company of such notice, the Company shall promptly comply with the applicable provisions of this Agreement, including those provisions of Section 4.5 relating the Company’s obligation to make filings with the Commission, assist in the preparation and filing with the Commission of prospectus supplements and amendments to the Shelf Registration Statement, participate in “road shows,” agree to customary “lock-up” agreements with respect to the Company’s securities and obtain “comfort” letters, and the Company shall take such other actions as necessary or appropriate to permit the consummation of such Shelf Underwritten Offering as promptly as practicable. Each Shelf Underwritten Offering shall be for the sale of a number of Registrable Securities equal to or greater than the Minimum Registration Amount. In any Shelf Underwritten Offering, Holders shall select the investment bank(s) and managers that will serve as lead or co-managing underwriters with respect to the offering of such Registrable Securities; provided that unless agreed to by the Company, a majority of the investment bank(s) and managers serving as lead or co-managing underwriters shall be nationally recognized investment banks.

SECTION 4.4                                   Withdrawal Rights. Any Holder, after notifying or directing the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act, shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Minimum Registration Amount, then the Company shall as promptly as practicable give each Holder of Registrable Securities sought to be registered notice to such effect and, within ten days following the mailing of such notice, such Holder, if still seeking registration, shall by written notice to the Company elect to register additional Registrable Securities to satisfy the Minimum Registration Amount or elect that such registration statement not be filed or, if previously filed, be withdrawn. During such 10 day period, the Company shall not file such registration statement if not previously filed or, if such registration statement has been previously filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness of such registration statement.

SECTION 4.5                                   Registration Procedures.

(a)                                 If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.1, Section 4.2 and Section 4.3, the Company shall as promptly as practicable (in each case, to the extent applicable):

(i)                                     prepare and file with the Commission a registration statement to effect such registration, cause such registration statement to become effective at the earliest possible date permitted under the rules and regulations of the Commission, and thereafter use commercially reasonable efforts to cause such registration statement to remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities that are not Registrable Securities at any time prior to the effective date of the registration statement relating to such securities; provided, further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the Holders that are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, which documents will be subject to the review of and comment by such counsel (it being understood that counsel to the Selling Holders will conduct its review and provide any comments promptly);

(ii)                                  prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith and any Exchange Act reports incorporated by reference therein as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holder(s) set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 4.1, the expiration of 60 days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 4.2, the expiration of 60 days after such registration statement becomes effective or (iii) in the case of a Shelf Registration pursuant to Section 4.3, the Shelf Registration Effectiveness Period;

(iii)                               furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and any Issuer Free Writing Prospectus and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;

(iv)                              use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

(v)                                 use best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the NYSE or the Nasdaq Stock Market;

(vi)                              use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(vii)                           in connection with an Underwritten Offering, obtain for each underwriter:

(1)                                 an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, and

(2)                                 a “comfort” letter signed by the independent registered public accountants who have certified the Company’s financial statements included in such registration statement (and, if necessary, any other independent registered public accountant of any subsidiary of the Company or any business acquired by the Company from which financial statements and financial data are, or are required to be, included in the registration statement);

(viii)                        promptly make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable such Selling Holder or underwriter to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement promptly; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this clause (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Selling Holder agrees, and causes each of Inspectors to agree, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each of the Selling Holders agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(ix)                              promptly notify in writing each Selling Holder and the underwriters, if any, of the following events:

(1)                                 the filing of the registration statement, the prospectus or any prospectus supplement related thereto, any Issuer Free Writing Prospectus or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(2)                                 any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

(3)                                 the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

(4)                                 when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the registration statement; and

(5)                                 the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(x)                                 notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of the any Selling Holder, promptly prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xi)                              use every reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement;

(xii)                           use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the Selling Holders, as promptly as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)                        cooperate with the Selling Holders and any underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law), if necessary or appropriate, representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Holder may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates as necessary or appropriate;

(xiv)                       have appropriate officers of the Company prepare and participate in customary “road shows” as requested by the managing underwriter(s);

(xv)                          have appropriate officers of the Company, and cause representatives of the Company’s independent registered public accountants, to participate in any due diligence discussions reasonably requested by any Selling Holder or any underwriter;

(xvi)                       if requested by any underwriter, agree, and cause the Company, any directors or officers of the Company to agree, to be bound by customary “lock-up” agreements restricting the ability to dispose of Company securities;

(xvii)                    if requested by any Selling Holders or any underwriter, promptly incorporate in the registration statement or any prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities;

(xviii)                 cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of FINRA;

(xix)                       otherwise use reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;

(xx)                          otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act; and

(xxi)                       use reasonable best efforts to take any action requested by the Selling Holders, including any action described in clauses (i) through (xx) above to prepare for and facilitate any “over-night deal” or other proposed sale of Registrable Securities over a limited timeframe.

The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.

(b)                                 Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of ordinary shares in underwriting agreements with respect to offerings of ordinary shares for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall furnish to the underwriter, if any (or, if no underwriter, the Selling Holder), unlegended certificates representing ownership of the Registrable Securities being sold (unless, in the Company’s sole discretion, such Registrable Securities are to be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form), in such denominations as requested and instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c)                                  Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.5(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.5(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 60 day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 4.5(a)(ix) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

SECTION 4.6                                   Registration and Offering Expenses.

(a)                                 All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including (i)(1) all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, (2) all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (3) all fees and expenses of compliance with securities and “blue sky” laws, (4) all printing (including expenses of printing certificates, if any, for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses and Issuer Free Writing Prospectuses is requested by a holder of Registrable Securities) and copying expenses, (5) all messenger and delivery expenses, (6) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters, “agreed-upon procedures” letter and opinions), (7) fees and expenses of one counsel to the Holders selling in such registration and (ii) any expenses described in clauses (i)(1) through (7) above incurred in connection with the marketing and sale of Registrable Securities (collectively, the “Offering Expenses”) shall be borne by the Company, regardless of whether a registration is effected, marketing is commenced or sale is made. The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.

(b)                                 Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.

SECTION 4.7                                   Indemnification.

(a)                                 The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its officers, directors, employees, managers, members, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”) caused by, resulting from or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any any Issuer Free Writing Prospectus, any preliminary prospectus or any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Holder expressly for use therein. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold. Reimbursements payable pursuant to the indemnification contemplated by this Section 4.7(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b)                                 In connection with any registration statement, each Selling Holder will furnish to the Company in writing information regarding such Selling Holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any any Issuer Free Writing Prospectus, any preliminary prospectus or any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but, in each case, only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein. Notwithstanding the foregoing, no Selling Holder shall be liable to the Company for amounts in excess of the net amount received by such Selling Holder in the offering giving rise to such liability.

(c)                                  Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

(d)                                 In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party other than the payment of money or if the proposed settlement does not include an unconditional release of such indemnified party for all claims relating to such matter).

(e)                                  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f)                                   If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Holder shall be required to make a contribution in excess of the net amount received by it from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

(g)                                  Not less than three days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Selling Holder of the information, documents and instruments from such Holder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the day before the expected filing date, the Requested Information from such Holder, the Company may file the Registration Statement without including Registrable Securities of such Holder. The failure to so include in any registration statement the Registrable Securities of a Holder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Holder.

ARTICLE V

MISCELLANEOUS

SECTION 5.1                                   Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

SECTION 5.2                                   Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

SECTION 5.3                                   Further Actions; Cooperation. Each of the Holders agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Holders (i) acknowledges that it will prepare and file with the Commission filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to its Beneficial Ownership of the Ordinary Shares and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

SECTION 5.4                                   Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by email, facsimile, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

If to the Initial Shareholder or to Holders, to:

HeidelbergCement AG

Berliner Straße 6

69120 Heidelberg

Germany

Telephone: +49 6221 4810

Facsimile: +49 6221 4811 3705

Attn: Dr. Ingo Schaffernak, General Counsel

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

United States

Telephone: (212) 848-4000

Facsimile: (212) 848-7179

Attn: Stephen T. Giove

If to the Company, to:

Hanson Building Products Limited

300 East John Carpenter Freeway

Irving, Texas 75062

United States

Telephone: (972) 653-5000

Facsimile: (972) 653-6185

Attn: Michael H. Hyer, Esq., General Counsel

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by email, facsimile, with confirmation received, to the email addresses or facsimile numbers specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

SECTION 5.5                                   Applicable Law. The substantive laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

SECTION 5.6                                   Severability. The provisions of this Agreement are independent of and separable from each other. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision, as applicable.

SECTION 5.7                                   Transfers, Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Holder may assign any of its rights hereunder to any Person other than an

Affiliate of the Initial Shareholder (a “Permitted Transferee”). Each Permitted Transferee of any Holder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. The Company may not assign any of its rights or obligations hereunder without the prior written consent of each of the Holders, and any assignment attempted or effected without obtaining such required consent shall be null and void. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

SECTION 5.8                                   Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by the Initial Shareholder and the Company.

SECTION 5.9                                   Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

SECTION 5.10                            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

SECTION 5.11                            Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH

COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 5.12                            Injunctive Relief. Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the Initial Shareholder agrees that each party shall be entitled to, an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement, without the need to post a bond or prove the inadequacy of monetary damages.

SECTION 5.13                            Recapitalizations, Exchanges, Etc. Affecting the Ordinary Shares; New Issuance. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to Company Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Company Securities and shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

SECTION 5.14                            Termination. Upon the mutual consent of all of the parties hereto or, with respect to each Holder, at such earlier time as such Holder ceases to Beneficially Own a Minimum Registration Amount, the terms of this Agreement shall terminate, and be of no further force and effect; provided, however, that the following shall survive the termination of this Agreement: (i) Section 4.6, Section 4.7, Section 5.5, Section 5.11, this Section 5.14 and Section 5.15; (ii) the rights with respect to the breach of any provision hereof by the Company and (iii) any registration rights vested or obligations accrued as of the date of termination of this Agreement to the extent, in the case of registration rights so vested, if such Holder ceases to meet the definition of a Holder under this agreement subsequent to the vesting of such registration rights as a result of action taken by the Company.

SECTION 5.15                            Rule 144. The Company covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of any Holder, the Company will deliver to it a written statement as to whether the Company has complied with such information and filing requirements.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

HEIDELBERGCEMENT AG

By:
Name:
Title:

HANSON BUILDING PRODUCTS LIMITED

By:
Name:
Title:

[Signature Page to Shareholders Agreement]